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                                                                     EXHIBIT 5.1


January 15, 2003

Board of Directors
Superconductor Technologies Inc.
460 Ward Drive
Santa Barbara, California  93111-2310

         Re: Superconductor Technologies Inc., a Delaware corporation (the "Company")

Ladies and Gentlemen:

         We have acted as the Company's counsel in connection with the preparation and filing of that certain Registration Statement on Form S-3, as amended by Amendment No. 1 (File No. 333-102186) (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the registration of 36,165,520 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). The Shares consist of the following:

         (a)      28,358,805 shares of Common Stock of the Company, and

         (b) 7,806,715 shares of Common Stock of the Company issuable upon the exercise of outstanding warrants (the "Warrants").

         As your counsel, we have examined such matters and documents as we have deemed necessary or relevant as a basis for this opinion, and, as to certain factual matters, we have relied on an Officers' Certificate from the Company. We have not undertaken any independent investigation to determine the existence or nonexistence of the facts set forth in that Officers' Certificate, and no inference as to our knowledge of the existence of such facts should be drawn from the fact of our representation of the Company in this or other matters. With respect to securities issued by the Company before such time as we acted as the Company's counsel, we have relied solely upon a review of the documents produced by the Company and the above-referenced Officers' Certificate, and we expressly disclaim any undertaking to ascertain any differences that may exist with respect to securities that may have been issued in such transactions. We have also assumed that all conversions or exercises of derivative securities and all antidilution adjustments were done in accordance with the terms of the subject security.

         Based on these examinations and the factual information provided to us, it is our opinion that (1) the Shares described above in clause "(a)" have been legally issued and are fully paid and non-assessable, and (2) the Shares described above in clause "(b)" will be legally issued, fully paid and non-assessable when issued in accordance with the terms of the Warrants.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters."


                                        Very truly yours,


                                        /s/ Guth|Christopher LLP

                                        Guth|Christopher LLP